Exhibit 99.1


FOR:     AMREP CORPORATION
         641 Lexington Avenue
         New York, NY 10022

CONTACT: Peter M. Pizza
         Vice President and
         Chief Financial Officer
         (212) 705-4700
         (212) 705-4740 (fax)



                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


           AMREP REPORTS JURY VERDICT IN ELDORADO UTILITIES COURT CASE
           -----------------------------------------------------------

New York, September 23, 2004 - AMREP Corporation (NYSE:AXR) reported today that in the court proceedings in connection with the condemnation of the Company's El Dorado water utility in Santa Fe, New Mexico, a jury verdict has been issued valuing the utility at $11 million. The condemning authority had proposed a $6.2 million valuation. The Company believes that the condemning authority at present does not have available financing for an $11 million condemnation. It is not known what action the condemning authority will now take in this matter. Among the possible actions are appealing the verdict, abandoning the condemnation or seeking the additional financing needed to complete it. The Company is therefore unable to predict the consequences to it of the jury verdict.